UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Repricing of Designated Underwater Options

On May 15, 2025, the Board of Directors (the “Board”) of Cabaletta Bio, Inc. (the “Company”) approved an option repricing (the “Repricing”), effective as of May 19, 2025 (the “Effective Date”). The Repricing was undertaken in accordance with, and as permitted by, the Company’s 2018 Stock Option and Grant Plan, as amended (the “2018 Plan”) and 2019 Stock Option and Incentive Plan, as amended (the “2019 Plan”). Pursuant to the Repricing, all options granted pursuant to the 2018 Plan and 2019 Plan that are held by current employees, including Company executive officers, namely, Steven Nichtberger, M.D. the Company’s Chief Executive Officer and principal executive officer, Anup Marda, the Company’s Chief Financial Officer and principal financial officer, Arun Das, M.D., Gwendolyn Binder, Ph.D., David Chang, M.D. and Michael Gerard, non-employee directors and certain consultants expected to continue providing services to the Company (“Eligible Participants”) were repriced, to the extent such options had an exercise price in excess of 1.5x the closing price per share of the Company’s common stock, par value $0.00001 per share (“Common Stock”), as reported on the Nasdaq Global Select Market on May 19, 2025 (“Eligible Options”).

The new exercise price for the Eligible Options is $1.92. However, in order to exercise the repriced options at the reduced exercise price, Eligible Participants are required to remain in service with the Company through the Retention Period (as defined herein). The “Retention Period” begins on the Effective Date and ends on the earliest of the following: (i) the one year anniversary of the Effective Date; (ii) a Sale Event (as defined in the 2018 Plan and 2019 Plan, as applicable); and (iii) the Eligible Participant’s termination of its Service Relationship (as defined in the 2018 Plan and 2019 Plan, as applicable) due to such individual’s death or disability.

The repriced Eligible Options will be subject to the premium, original exercise price that was in effect immediately prior to the Effective Date if the Eligible Participant is either: (i) terminated by the Company or resigns from the Company, except by reason of death or disability; or (ii) elects to exercise the repriced options prior to the end of the Retention Period.

The Board approved the Repricing in good faith, after multiple meetings, careful consideration of various alternatives and a review of other applicable factors with the advice of the Company’s independent compensation consultant and outside legal counsel. The Repricing, including the provision of the Retention Period, was designed with the objectives of retaining and motivating the Eligible Participants to continue to work in the best interests of the Company and its stockholders through a critical stage for the Company. As of the date of approval of the Repricing, approximately 75 percent of the stock options held by Company employees, directors and other key consultants of the Company were “underwater,” with exercise prices per share above the current market price of a share of the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABALETTA BIO, INC.

Date: May 19, 2025	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)